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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 3, 2000 and March 29, 1999, on the financial statements of Granite Canyon Quarry, which financial statements are consolidated into Kiewit Materials Company and subsidiaries' consolidated financial statements for the three years ended December 25, 1999, which are included in Kiewit Materials Company Form 10 dated September 15, 2000, and to all references to our Firm included in this registration statement.

                                              /s/ Arthur Andersen LLP


Denver, Colorado,
 October 16, 2000.